UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 9, 2010
JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5757 North Green Bay Avenue Milwaukee, WI	53209

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 524-1200
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
          On March 4, 2010, Johnson Controls, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with the underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase, $500 million aggregate principal amount of the Company’s 5.000% Senior Notes due 2020 (the “Notes”), in a public offering (the “Offering”). The Company filed a Current Report on Form 8-K dated March 4, 2010 with respect to its execution of the Underwriting Agreement and the Offering.
          On March 9, 2010, the Company completed the Offering. The Notes were issued under an Indenture (the “Indenture”), dated as of January 17, 2006, between the Company and U.S. Bank National Association as successor Trustee (the “Trustee”), and pursuant to an Officers’ Certificate, dated March 9, 2010 (the “Certificate”). The Certificate provides, among other things, that the Notes will bear interest at a rate of 5.000% per year (payable on March 30 and September 30 of each year, beginning on September 30, 2010), and will mature on March 30, 2020. The description of the Officers’ Certificate set forth above is qualified by reference to the Officers’ Certificate filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits. The following exhibits are being filed herewith:
(4.1)	Officers’ Certificate, dated March 9, 2010, creating the 5.000% Senior Notes due 2020.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.

	By:	/s/ Frank A.Voltolina
Frank A. Voltolina
Date: March 10, 2010		Vice President and Corporate Treasurer

EXHIBIT INDEX

Exhibit No.	Description
(4.1)	Officers’ Certificate, dated March 9, 2010, creating the 5.000% Senior Notes due 2020.

4